                          CERTIFICATE OF INCORPORATION
                      MILITARY PROFESSIONAL RESOURCES, INC.


     FIRST. The name of the corporation (hereinafter referred to as "MPRI") is MILITARY PROFESSIONAL RESOURCES, INC.

     SECOND. The registered office of MPRI in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business and headquarters of MPRI shall be in a city designated by the bylaws. The Board of Directors ("Board") may establish such other offices in such place or places as it may deem necessary for the transaction of business.

     THIRD. The purpose of MPRI is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The intent of the incorporators, a group of senior retired United States military professionals, predominantly the United States Army, is to form a corporation to utilize the services of retired military professionals to provide the armed services with their knowledge to assist in training, education, doctrine and training literature writing, and evaluations/assessments.

     In furtherance, and not in limitation, of the general powers conferred by the laws of the State of Delaware and the objects and purposes herein set forth, it is expressly provided that MPRI shall also have the following powers, viz:

     To borrow or raise moneys for any of the purposes of MPRI and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, and other negotiable and non-negotiable instruments and evidence of indebtedness.

     To purchase, lease, accept and receive by gift, devise or bequest, hold, sell, mortgage, or otherwise acquire, dispose of or deal in and with real and personal property of all kinds; to enter into, make, perform, carry out and enforce any contract, agreement or transaction which it may desire to enter into, pursuant to any of its general purposes, with any person, firm, association, trust or corporation, and to do and perform any and all acts and things necessary or expedient for carrying on any and all of the objectives and purposes of MPRI, not forbidden by its certificate of incorporation, bylaws or by the laws of the United States of America or the State of Delaware.

     Subject to the provisions of its certificate of incorporation and bylaws, to do, perform and engage in such other acts, things, business, transactions and operations as may be incidental to, or that may facilitate, the business and general purposes of MPRI, and to safeguard and promote the interests and welfare of MPRI in the United States of America.

     In general, to have all of the powers conferred upon a corporation by the laws of the State of Delaware, except as herein prohibited or forbidden by the bylaws of MPRI, and to do any and all of the things, hereinbefore set forth to the same extent as natural persons might or lawfully could do.

     FOURTH. The total number of shares of stock that this corporation shall have authority to issue is 200,000 shares of Common Stock, no par value per share. Each share of Common Stock shall be entitled to one vote. All shares of Common Stock will be identical and entitle the holders thereof to the same rights and privileges. Except as provided to the contrary in the provisions establishing the class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote. All stock issued by MPRI shall be held by citizens of the United States of America, unless otherwise authorized by the Board.

     FIFTH. (1) The names and mailing address of each of the incorporators are, in alphabetical order, as follows:

Gen. Robert Kingston, USA Ret.                Gen. Roscoe Robinson, USA Ret.
1601 River Farm Drive                         7440 Mason Lane
Alexandria, VA 22308                          Falls Church, VA 22042

Gen. Frederick Kroesen, USA Ret.              Gen. Robert Sennewald, USA Ret.
6408 Lakeview Drive                           426 S. Pitt Street
Falls Church, VA 22041                        Alexandria, VA 22314

LTG. Richard Lawrence, USA Ret.               LTG. Richard Trefry, USA Ret.
3002 Seven Oaks Place                         12750 Wycklow Drive
Falls Church, VA 22042                        Clifton, VA 22024

MG. Vernon Lewis, USA Ret.                    LTG. Richard West, USA Ret
472 Tiffany Trail                             1509 Laurel Hill Road
Richardson, TX 75081                          Vienna, VA 22180

         (2) The incorporators of MPRI shall have and may exercise the rights and powers and shall perform the duties vested in or required of them by the General Corporation Law of the State of Delaware and by this certificate of incorporation.

     SIXTH. MPRI is to have perpetual existence.

     SEVENTH. The private property of the incorporators and/or stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH. The following provisions are inserted and adopted for the management of the business and for the conduct of the affairs of MPRI and for the purpose of further creating, defining, limiting and regulating the powers and rights of MPRI, its Board, and its stockholders or any class or subdivision thereof:

     (1) All details of management, affairs, business and concerns of MPRI, however, are delegated to the Board, except the power of amending the certificate of incorporation, and except as otherwise provided by statute or by the certificate of incorporation or bylaws of MPRI. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in the bylaws. Subject to the provisions of the certificate of incorporation, the bylaws may provide, with respect to the directors, for their qualifications (including, without limitation, provisions for the representation by each director of a designated state, district, region or other geographical area); for the place, time, method and manner of their nomination and election or appointment (including, without limitation, provisions for the election of a director or directors by members located in a designated state, district, region or other geographical area); for the appointment or designation of alternates; for their term of office and classification as to term of office or otherwise; for filling of vacancies; for their removal from office and/or recall; for their meetings; and, generally, for their rights, powers, duties, privileges and restrictions.

     (2) The first directors of MPRI shall be elected by the incorporators, and the incorporators shall have power to designate their term of office, to provide for their classification as to term of office or otherwise to designate the state, district, region or other geographical area to be represented by such directors during their respective terms of office or until the election of their respective successors, to authorize the Board to elect additional directors in the event of the failure of the incorporators to elect and duly constitute the first Board, pursuant to the provisions of the certificate of incorporation and bylaws.

     (3) The bylaws of MPRI may provide for the appointment or designation, as authorized by the Board, of one or more committees. The members of any such committee or committees need not be directors of MPRI. Such committee or committees shall have such name or names; shall have and may exercise such of the powers of the Board as it may designate in the management and direction of the business and affairs of MPRI; shall perform such duties, and shall be subject to such rules and regulations as shall be stated in or prescribed by the bylaws and/or the recorded resolutions of the Board.

     (4) There shall be an annual meeting of the stockholders of MPRI which may be held at such time and place as the Board determines. Special meetings of the stockholders may be held as provided in the bylaws.

     (5) Each stockholder shall be entitled to one vote for each share of stock owned. Only stockholders in good standing, present in person or by valid proxy, shall be qualified to vote at any general or special meeting, except that each stockholder that is not an individual, shall designate an individual identified with it to represent such stockholder at meetings of the members, and such individual shall have full power and authority to vote and to bind such stockholder at any such meeting or meetings, including the right to be elected a director, officer, or be appointed to any committee or office as set forth or provided for in the bylaws, except that one individual may represent only one stockholder.

     (6) There shall be held an annual meeting of the Board for the election of officers and the transaction of such other business as may properly come before it at such time and place as the Board may determine. The election of officers need not be by written ballot unless the bylaws of the corporation so provide. Special meetings of the Board may be held as provided in the bylaws.

     (7) The officers of MPRI shall be as prescribed by the Board.

     (8) MPRI shall have power to make bylaws for the further governing of the corporation and the further enforcement of the provisions of its certificate of incorporation, not inconsistent with the laws of the United States of America and the State of Delaware and not inconsistent with the provisions of the certificate of incorporation. The original bylaws may be adopted by the incorporators. Thereafter, the power to amend, alter, change or repeal any bylaw or part thereof is conferred upon the Board as set forth in those bylaws.

     (9) The bylaws may provide for honorary directors without voting privileges.

     (10) MPRI may in its bylaws confer power upon its Board in addition to the foregoing and in addition to the powers and authorities conferred upon it by statute.

     (11) Meetings of the stockholders, the Board, officers, or committees may be held outside of the State of Delaware. The books of MPRI may be kept (subject to any statutory requirements) outside of the State of Delaware at such place or places as may be from time to time designated by the Board or in the bylaws.

     NINTH. The corporation reserves the right at any time or from time to time to amend, adopt, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provision authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preference and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

     TENTH. A director shall not be liable to the Corporation or its stockholders except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the corporation, in addition to the circumstances set forth herein, shall have no liability as a director (or such liability shall be limited) to the fullest extent permitted by the Delaware General Corporation Law as so amended. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     ELEVENTH. To the full extent permitted by Section 145(a)-(a) of the General Corporation Law of the State of Delaware, as amended from time to time, the corporation shall indemnify each officer and director of the corporation; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph shall be deemed to have met the standard of conduct required for such indemnification. Any repeal or modification of the foregoing shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

         WITNESS our hands this 16th day of December, 1987.

 /s/ Robert Kingston                        /s/ Roscoe Robinson
----------------------------------         ----------------------------------
Gen. Robert Kingston, USA Ret.             Gen. Roscoe Robinson, USA Ret.


 /s/ Frederick Kroesen                      /s/ Robert Sennewald
----------------------------------         ----------------------------------
Gen. Frederick Kroesen, USA Ret.           Gen. Robert Sennewald, USA Ret.


 /s/ Richard Lawrence                       /s/ Richard Trefrey
----------------------------------         ----------------------------------
LTG. Richard Lawrence, USA Ret.            LTG. Richard Trefrey, USA Ret.


 /s/ Vernon Lewis                           /s/ Richard West
----------------------------------         ----------------------------------
MG Vernon Lewis, USA Ret.                  LTG. Richard West, USA Ret.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                      MILITARY PROFESSIONAL RESOURCES, INC.


     MILITARY PROFESSIONAL RESOURCES, INC. pursuant to Section 8-242 of the Delaware Code hereby amends its Certificate of Incorporation to reduce the amount of authorized capital stock as follows:

     At a duly called meeting of the Board of Directors of the Corporation the following resolution was adopted:


          WHEREAS it is in the best interest of the Corporation to reduce the amount of capital stock of the Corporation, it is hereby

          RESOLVED that the Fourth Article of the Certificate of Incorporation be amended to state: "The total number of shares of stock that this corporation shall have authority to issue is 100,000 shares of common stock, no par value per share." The remainder of the Fourth Article shall remain the same.

          BE IT FURTHER RESOLVED that this Amendment be distributed to the Shareholders for their approval.

     By execution of the consent made a part hereof, a majority of the Shareholders of the Corporation have consented to the Amendment of the Certificate of Incorporation as required by Section 8-228 of the Delaware Code.

     This amendment constitutes a reduction in the number of authorized par value capital shares from two hundred thousand (200,000) shares to one hundred thousand (100,000) shares.


Approved:  March 22, 1989                    /s/ Frederick Kroesen
                                             -----------------------------------
                                             Chairman of the Board of Directors

(Corporate Seal)
ATTEST



By: /s/ Richard L. West
    -----------------------
    Secretary


                             CONSENT OF SHAREHOLDERS

         We, the shareholders of Military Professional Resources, Inc., representing at least a majority of the outstanding shares, do consent to the foregoing resolution of the Board of Directors without the formality of a shareholders' meeting as provided in Section 8-228 of the Delaware Code.


                                        /s/ Vernon B. Lewis, Jr.
                                        ----------------------------------------
                                        Cypress International    30,000 shares


                                        /s/ Frederick J. Kroesen
                                        ----------------------------------------
                                        Frederick J. Kroesen     2,000 shares


                                        /s/ Vernon B. Lewis, Jr.
                                        ----------------------------------------
                                        Vernon B. Lewis, Jr.     3,000 shares


                                        /s/ Richard D. Lawrence
                                        ----------------------------------------
                                        Richard D. Lawrence      3,000 shares


                                        /s/ Richard G. Trefry
                                        ----------------------------------------
                                        Richard G. Trefry        3,000 shares


                                        /s/ Richard L West
                                        ----------------------------------------
                                        Richard L. West          3,000 shares

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                      MILITARY PROFESSIONAL RESOURCES, INC.

     MILITARY PROFESSIONAL RESOURCES, INC., pursuant to Section 8-242 of the Delaware Code, hereby amends its Certificate of Incorporation to increase the amount of authorized capital stock as follows:

          WHEREAS it is in the best interest of the Corporation to increase the amount of capital stock of the Corporation, it is hereby

          RESOLVED that the Fourth Article of the Certificate of Incorporation be amended to state: "The total number of shares of stock that this corporation shall have authority to issue is 200,000 shares of common stock, no par value per share." The remainder of the Fourth Article shall remain the same.

          BE IT FURTHER RESOLVED that this Amendment be distributed to the Shareholders for their approval.

     By execution of the consent made a part hereof, a majority of the Shareholders of the Corporation have consented to the Amendment of the Certificate of Incorporation as required by Section 8-228 of the Delaware Code.

     This amendment constitutes an increase in the number of authorized par value capital shares from one hundred thousand (100,000) shares to two hundred thousand (200,000) shares.

 /s/ Richard G. Trefry                      /s/ Frederick J. Kroesen
----------------------------------         ----------------------------------
Secretary                                  Chairman of the Board of Directors

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                      MILITARY PROFESSIONAL RESOURCES, INC.


     The undersigned, the President of MILITARY PROFESSIONAL RESOURCES, INC., a Delaware corporation (the "Corporation"), for the purpose of amending the Corporation's Certificate of Incorporation under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8, of the Delaware Code, as amended, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies as follows:

     FIRST: The name of the Corporation is:

            "MILITARY PROFESSIONAL RESOURCES, INC."

     SECOND: The Certificate of Incorporation for the Corporation, filed with the Office of the Secretary of State of Delaware on December 17, 1987, and amended by Certificates of Amendment on March 27, 1989, and February 21, 1995, is hereby amended by striking Article FIRST of the Certificate of Incorporation as so amended in its entirety and replacing therefor

            "FIRST. The name of the Corporation is MPRI, Inc."

     THIRD: The foregoing Amendment of the Certificate of Incorporation of the Corporation, which was approved by the Board of Directors and stockholders of the Corporation, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     I, the undersigned, being the President of the Corporation, do make this Certificate, hereby declaring and certifying that this is my act and the facts herein stated are true, and accordingly have hereunto set my hand upon this 20th day of November, 1996.



                                           /s/ Vernon Lewis, Jr.
                                           -------------------------------------
                                           Vernon B. Lewis, Jr., President